                                                                     Exhibit 3.4

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                                     BYLAWS
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                                TABLE OF CONTENTS

                                                                                                         PAGE
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
OFFICES.................................................................................................   1
   Principal Office.....................................................................................   1
   Other Offices........................................................................................   1

MEETINGS OF STOCKHOLDERS................................................................................   1
   Annual Meetings......................................................................................   1
   Special Meetings.....................................................................................   1
   Place of Meetings....................................................................................   2
   Notice of Meetings...................................................................................   2
   List of Stockholders.................................................................................   2
   Quorum...............................................................................................   3
   Voting...............................................................................................   3

BOARD OF DIRECTORS......................................................................................   4
   General Powers.......................................................................................   4
   Number, Qualifications and Term of Office............................................................   4
   Quorum...............................................................................................   5
   Place of Meetings, etc...............................................................................   5
   First Meetings.......................................................................................   5
   Regular Meetings.....................................................................................   6
   Special Meetings; Notice.............................................................................   6
   Organization.........................................................................................   6
   Action Without a Meeting.............................................................................   6
   Meetings by Conference Telephone.....................................................................   7
   Resignations.........................................................................................   7
   Removal..............................................................................................   7
   Vacancies............................................................................................   7
   Compensation.........................................................................................   8
   Committees...........................................................................................   8

OFFICERS................................................................................................   9
   Number and Election..................................................................................   9
   Term of Office and Removal...........................................................................   9
   Salaries.............................................................................................   9
   Delegation Of Officers' Duties.......................................................................   9
   Vacancies............................................................................................  10
   Chairman of the Board and President..................................................................  10
   Vice Presidents......................................................................................  11
   The Secretary and Assistant Secretaries..............................................................  11
   The Treasurer and Assistant Treasurers...............................................................  12

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
INDEMNIFICATION.........................................................................................  12
   Indemnification of Officers and Directors, etc.......................................................  12

CHECKS, DRAFTS, ETC.....................................................................................  13

SHARES AND THEIR TRANSFER...............................................................................  13
   Certificates of Stock................................................................................  13
   Transfers of Stock...................................................................................  14
   Closing of Stock Transfer Books......................................................................  14
   Lost or Destroyed Stock Certificates.................................................................  15
   Inspection of Books by Stockholders..................................................................  15
   Dividends............................................................................................  15

NOTICES.................................................................................................  16

SEAL....................................................................................................  16

FISCAL YEAR.............................................................................................  16

INTERESTED DIRECTORS....................................................................................  17
   Approval of Transactions.............................................................................  17

AMENDMENTS..............................................................................................  18

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                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                               * * * * * * * * * *
                                     BYLAWS

                               * * * * * * * * * *

                                     OFFICES

         1. Principal Office. The registered office of TELECOMUNICACIONES DE PUERTO RICO (hereinafter called the "Corporation"), in the Commonwealth of Puerto Rico ("Puerto Rico") shall be at 361 San Francisco Street, Penthouse, San Juan, Puerto Rico. The name of its registered agent therein is CT Corporation System.

         2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without Puerto Rico, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            MEETINGS OF STOCKHOLDERS

         3. Annual Meetings. An annual meeting of stockholders shall be held at 11:00 a.m. local time, on the second Tuesday of [February] of each year, beginning in the year [1999] if not a legal holiday and if a legal holiday then on the next business day following, when they shall elect, by plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

         4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board (if there be one) or by the President, and shall be called by the Chairman of the Board (if there be one) or the President or the Secretary or the Assistant

Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in number of shares of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         5. Place of Meetings.

            (a) All annual meetings of the stockholders for the election of directors and all special meetings of stockholders held in lieu thereof, shall be held at the principal office of the Corporation or at such other place either within or without Puerto Rico as shall be fixed by the Board of Directors and specified in the notice of the meeting.


            (b) Special meetings of the stockholders for any other purpose or purposes may be held at any place or places as shall be stated in the call or notice of the meeting.

         6. Notice of Meetings.

            (a) Written notice of the annual meeting of stockholders shall be served upon or mailed to each stockholder entitled to vote thereat, at such address as appears on the stock books of the Corporation, at least ten (10) days prior to the meeting.

            (b) Written notice of a special meeting of the stockholders, stating the time and place and purpose thereof, shall be served upon or mailed, postage prepaid, at least ten (10) days before such meeting or such greater number of days as may be prescribed by statute, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

         7. List of Stockholders. A complete list of stockholders entitled to vote at every election of directors, arranged in alphabetical order with the residence of each and the number of voting shares held by each, shall be prepared and made by the Secretary and filed in a place in the city in which the election is to be held, at least ten (10) days before every such election, and



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shall, at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder.

         8. Quorum. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except if otherwise provided by statute, by the Certificate of Incorporation, or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall later be represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notwithstanding any other provision of these bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders of record on the date of notice that such vote without a meeting shall take place consent thereto in writing and the writing(s) are filed with the minutes of the proceedings of the stockholders meetings.

         9. Voting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to


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vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections shall be by a plurality vote.

                               BOARD OF DIRECTORS

         10. General Powers. The property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authorities by these bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

         11. Number, Qualifications and Term of Office.

            (a) The number of directors which shall constitute the first Board shall be at least nine (9). Thereafter the number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by the Board of Directors or by the stockholders at the annual meeting to be held for the election of directors or at any special meeting held for that purpose, provided that the number so fixed shall not be less than three (3).

            (b) Directors need not be stockholders.

            (c) Directors shall be elected at the annual meeting of the stockholders and in the manner provided in these bylaws, and each directors shall be elected to serve until the annual meeting held next after his election or until his successor shall have been elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         12. Quorum.

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            (a) At all meetings of the Board of Directors, the presence of at least two-thirds of the total number of directors shall be requisite and shall constitute a quorum for the transaction of business.

            (b) If the requisite quorum is not present at a duly convened meeting of the Board of Directors, a majority of those present may notify the absent directors by phone or fax of their desire to reconvene the meeting at least 24 hours after such notice. At the reconvened meeting, five (5) directors shall constitute a quorum, and the majority of those present will constitute the act of the Board.

            (c) The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, or by these bylaws.

         13. Place of Meetings, etc. The Board of Directors may meet at such place or places as shall be specified or fixed in the respective notices or waivers of notice of meetings thereof; and may keep the books and records of the Corporation at such place or places as it shall from time to time determine.

         14. First Meetings. The newly elected Board of Directors may meet immediately after the adjournment of the annual meeting of stockholders, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the written consent of all the directors or as specified in a notice in the manner provided for calling special meetings of the Board.

         15. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board shall from time to time by resolution determine. If any


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day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held on the next succeeding business day not a legal holiday. Notices of regular meetings need not be given.

         16. Special Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board (if there be one) or the President or the Secretary on forty-eight (48) hours notice to each director. Special meetings shall be called by the Chairman of the Board (if there be one), the President or the Secretary in like manner and on like notice on the written request of two
(2) directors.

         17. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, if there be no Chairman of the Board or in his absence, the President or, in the absence of the President, a director, chosen by a majority of the directors present at the meeting, shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretary or Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.


         18. Action Without a Meeting. Notwithstanding any other provision of these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors, if there be any, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         19. Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment, by means of which all


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persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         20. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President, to the Secretary, or to the Board of Directors of the Corporation. Such resignation shall take effect when accepted by the Board or as of the date specified in the resignation.

         21. Removal. Any or all of the directors may be removed at any time and from time to time, either with or without cause, by the affirmative vote of the holders of record of a majority in interest of the outstanding stock of the Corporation having voting power, at a special meeting of the stockholders called for that purpose, and the resulting vacancy or vacancies may be filled at the same meeting, and by like vote, of the stockholders.

         22. Vacancies. Vacancies in the Board of Directors caused by death, resignation, removal, disqualification, or any other cause shall be filled by majority vote of a quorum of the remaining directors then in office, if there be a quorum remaining, and if not, then by the majority vote of the remaining directors, though less than a quorum, or by the voting stockholders of the Corporation at a meeting duly held for the purpose, and directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified, unless sooner displaced.

         23. Compensation. Directors as such shall not receive any stated salary or emolument for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor

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         24. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate an executive committee and other committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                    OFFICERS

         25. Number and Election. The elective officers of the Corporation shall be chosen annually by the directors and shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board may also in its discretion elect a Chairman of the Board and Assistant


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Secretaries or Assistant Treasurers. Any two offices may be held by the same person, except the offices of President and Vice President, or President and Secretary or Vice President and Secretary. The Board may also elect such other officers and agents as it may deem necessary to hold office for such terms and exercise such powers and perform such duties except as otherwise provided in the bylaws as may be authorized from time to time by the Board.

         26. Term of Office and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

         27. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         28. Delegation Of Officers' Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

         29. Vacancies. If the office of any officer or agent becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of a quorum of the Board of Directors; provided, however, that the President shall have power to fill all vacancies in the office of Assistant Secretary or Assistant Treasurer, such appointee to hold office until the vacancy shall be filled by the Board of Directors.

         30. Chairman of the Board and President.

            (a) The Chairman of the Board (if there be one) shall preside at all meetings of the Board of Directors and of the stockholders and also act as chairman of any standing or


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special committees of which he is a member. In respect to all affairs and business of the Corporation (except where by statute it is provided otherwise) he shall have the powers of the president, whether the president be absent or present.

            (b) If there be no Chairman of the Board or in his absence, the President shall have all the powers and discharge all the duties of the Chairman and shall preside at all meetings of the Board of Directors and stockholders and any standing or special committees of which he is a member. The President shall be the chief executive officer of the Corporation; he shall have general and active management of the business of the Corporation, subject to the control of the Chairman of the Board (if there be one) and the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect; subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He or one of the Vice Presidents shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, and shall sign certificates of stock.

         31. Vice Presidents. Any Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

         32. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and all meetings of the Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose


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supervision he shall be. The Assistant Secretary or Secretaries shall assist the
Secretary in the performance of, and in the latter's absence perform the duties of, the office of Secretary.

         33. The Treasurer and Assistant Treasurers.

            (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            (b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements.

            (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer or Treasurers shall assist the Treasurer in the performance of, and in his absence perform, the duties of the office of Treasurer.

                                 INDEMNIFICATION

         34. Indemnification of Officers and Directors, etc. To the extent permitted by the General Corporation Law of Puerto Rico, as amended from time to time, the Corporation shall indemnify its officers, directors, employees and agents, and shall advance expenses (including attorneys' fees) incurred by any such person in defending any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such advancements if it shall ultimately be determined that such person is not entitled to indemnification.

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                              CHECKS, DRAFTS, ETC.

         35. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                            SHARES AND THEIR TRANSFER

         36. Certificates of Stock. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, if the Corporation is authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitation or restrictions or such preferences and/or right shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock. If the Corporation has a Transfer Agent or an Assistant Transfer Agent or a Transfer Clerk acting on its behalf and a Registrar, the signature of any such officer may be facsimile. No stock certificate shall be valid until the same shall be attested or certified by the Registrar and Transfer Agent of the Corporation, provided the Board of Directors shall have determined the necessity for them and shall have appointed such Registrar and Transfer Agent.

         37. Transfers of Stock. Transfers of stock shall be made only on the books of the Corporation by the person named in the certificate or by attorneys lawfully constituted in writing



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and upon surrender of the certificate therefor. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Puerto Rico.

         38. Closing of Stock Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period or, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date of payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period or not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of the closing of the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date for any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be,

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
notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         39. Lost or Destroyed Stock Certificates. Any person claiming any certificate of stock issued to him by the Corporation to be lost or destroyed and desiring a new certificate to be issued in lieu thereof shall make an affidavit or affirmation of that fact and shall advertise the same as, if and when required by the President or a Vice President of the Corporation, and if required, such person shall also give the Corporation a bond of indemnity in form and amount sufficient, in the opinion of such officer, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

         40. Inspection of Books by Stockholders. The Board of Directors shall determine from time to time whether and if allowed, when and under what condition and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

         41. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to the provision of the Certificate of Incorporation.

                                     NOTICES

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
         42. (a) Whenever under the provisions of these bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by telegram, cablegram, or by mail by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed or the telegram or cablegram sent.

            (b) Any stockholder, director or officer may waive any notice required to be given under these bylaws.

                                      SEAL

         43. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the corporate title of the Corporation, the year of its organization, and the words "Corporate Seal, Puerto Rico." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   FISCAL YEAR

44.      The fiscal year of the Corporation shall be the calendar year.

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                              INTERESTED DIRECTORS

         45. Approval of Transactions.

            (1) No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes or a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

            (2) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   AMENDMENTS

         46. These bylaws may be amended or repealed or new bylaws adopted by the stockholders at any annual meeting, or at any special meeting, if notice of the proposed amendment or alteration or adoption of new bylaws is included in the notice of such special meeting. These bylaws may be amended or repealed or new bylaws adopted by the affirmative vote of a majority of the whole Board of Directors given at any meeting, the notice whereof mentions the proposed amendment or alteration or adoption of new bylaws as one of the purposes of such meeting.

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